Exhibit 21

LIST OF SUBSIDIARIES

Jurisdiction of Incorporation

American Lithographers, Inc.	California
Apple Graphics, Inc.	California
Arts and Crafts Press, Inc.	California
Austin Printing Company, Inc.	Georgia
Automated Graphic Imaging/Copy Center, Inc.	Washington D. C.
Automated Graphic Systems — Ohio, Inc.	Maryland
Automated Graphic Systems, Inc.	Maryland
Bridgetown Printing Co.	Oregon
Byrum Lithographing Co.	Ohio
Chas. P. Young Company	Texas
Clear Visions, Inc.	Texas
Columbia Color, Inc.	California
Consolidated Carqueville Printing Co.	Illinois
Consolidated Paragraphics, Inc.	California
Copy-Mor, Inc.	Illinois
Courier Printing Company	Tennessee
Digital Direct, Inc.	Pennsylvania
Direct Color, Inc.	California
Eagle Press, Inc.	California
Emerald City Graphics, Inc.	Washington
Fittje Bros. Printing Co.	Colorado
Frederic Printing Company	Colorado
Garner Printing Company	Iowa
Georges & Shapiro Lithograph, Inc.	California
Geyer Printing Company, Inc.	Pennsylvania
Graphic Communications, Inc.	California
Graphic Technology of Maryland, Inc.	Maryland
Grover Printing Company	Texas
H & N Printing & Graphics, Inc.	Maryland
Heritage Graphics, Inc.	Texas
Image Systems, Inc.	Wisconsin
Ironwood Lithographers, Inc.	Arizona
Keys Printing Company	South Carolina
Lincoln Printing Corporation	Indiana
Maryland Composition.com, Inc.	Maryland
Maxwell Graphic Arts, Inc.	New Jersey
McKay Press, Inc.	Michigan
Mercury Printing Company, Inc.	Tennessee
Mercury Web Printing, Inc.	Kansas
Metropolitan Printing Services, Inc.	Indiana
Mobility, Inc.	Virginia
Mount Vernon Printing Company	Maryland
Multiple Images Printing, Inc.	Illinois
Piccari Press, Inc.	Pennsylvania
Precision Litho, Inc.	California
Pride Printers, Inc.	Massachusetts
Printing Corporation of America	Maryland
Printing, Inc.	Kansas
Rush Press, Inc.	California

Serco Forms, LLC	Kansas
StorterChilds Printing Co., Inc.	Florida
Superior Colour Graphics, Inc.	Michigan
Tewell Warren Printing Company	Colorado
The Etheridge Company	Michigan
The Graphics Group, Inc.	Texas
The Jarvis Press, Inc.	Texas
The John C. Otto Company, Inc.	Massachusetts
The Printery, Inc.	Wisconsin
Theo. Davis Sons, Incorporated	North Carolina
Thousand Oaks Printing and Specialties, Inc.	California
Tucker Printers, Inc.	Texas
Tulsa Litho Company	Oklahoma
Tursack Incorporated	Pennsylvania
Walnut Circle Press, Inc.	North Carolina
Web Graphics, Inc.	Kansas
Wentworth Corporation	South Carolina
Western Lithograph Company	Texas
Westland Printers, Inc.	Maryland
Wetzel Brothers, Inc.	Wisconsin
Woodridge Press, Inc.	California
Consolidated Graphics Management, Inc.	Delaware
Consolidated Graphics Management II, Inc.	Delaware
Consolidated Graphics Management III, Inc.	Delaware
CGML General Partner, Inc.	Delaware
Consolidated Graphics Management, Ltd.	Texas
Consolidated Graphics Properties, Inc.	Texas
Consolidated Graphics Properties II, Inc.	Texas
CGXmedia, Inc.	Texas
Gulf Printing Company	Texas
Superb Printing Company	Texas
Chas. P. Young Company, Inc.	New York
Gilliland Printing, Inc.	Kansas
Gritz-Ritter Graphics, Inc.	Colorado
Heath Printers, Inc.	Washington